Exhibit 99.1

Press Release Dated August 11, 2016

NEWS RELEASE

August 11, 2016

Farmers Capital Bank Corporation Announces Plan to Consolidate Banking Operations

Frankfort, Kentucky – Farmers Capital Bank Corporation (NASDAQ: FFKT) (the “Company”) announced today that its Board of Directors approved a plan to consolidate the Company’s four bank subsidiaries (as well as the Company’s data processing subsidiary, FCB Services, Inc.) into one company. The merged bank will be named United Bank & Capital Trust Company (the “Bank”) and headquartered in Frankfort, Kentucky. The parent company will continue to operate under its current name. The merger, which is subject to approval by the Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions, is expected to be completed in January 2017.

“We will be stronger as one bank to meet the demands of our growing markets,” said Lloyd C. Hillard, Jr., President and Chief Executive Officer of the Company. “We believe that operating as one bank will offer enhanced opportunities to better serve our communities and provide more value to our customers. By taking this step, we will become more efficient and competitive, increase shareholder value and streamline our regulatory reporting.”

The Bank will be governed by a new Board of Directors consisting of some members from the boards of the current four subsidiary banks. The announcement of the new Board will be made at a later date. Mr. Hillard will serve as the Bank’s Chairman and Chief Executive Officer; J. David Smith, Jr. will serve as President.

The structure of the Bank will include four regions headed by market presidents identified as follows:

●	Michael E. Schornick, Jr. - Bluegrass Region (Fayette, Jessamine, Scott, and Woodford Counties)
●	Rickey D. Harp - Bourbon Region (Anderson, Franklin and Mercer Counties)
●	Michael G. Hill - North Region (Boone, Campbell and Kenton Counties)
●	Scott T. Conway - West Region (Bullitt and Hardin Counties)

“Our customers will continue to receive outstanding service from our team of knowledgeable and friendly bankers at the same locations to which they are now accustomed,” added Mr. Hillard.

The executive team of the new Bank consists of the following:

Chairman & Chief Executive Officer - Lloyd C. Hillard, Jr.	Chief Trust Officer - Rickey D. Harp
President - J. David Smith, Jr.	Chief Credit Officer - James Barsotti
Chief Financial Officer - Mark A. Hampton	Chief Operations Officer - Allison R. Burkholder
General Counsel - S. Ryan Newcomb	Chief Risk Officer - Kaye Hall
Chief Commercial Banking Officer - James L. Grubbs	Chief People Officer - Carla Miles
Chief Retail Banking Officer - Marilyn B. Ford	Chief Marketing Officer - Janelda R. Mitchell

The Company continues to assess the one-time nonrecurring costs it will incur and annual savings to be realized as a result of the consolidation. At this early stage in the process, those amounts have yet to be determined with a high degree of precision.

Farmers Capital Bank Corporation is a bank holding company headquartered in Frankfort, Kentucky. The Company operates 34 banking locations in 21 communities throughout Central and Northern Kentucky, a data processing company, and an insurance company. Its stock is publicly traded on the NASDAQ Stock Market LLC exchange in the Global Select Market tier under the symbol: FFKT.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the subject market areas, overall loan demand, increased competition in the financial services industry which could negatively impact the ability of the subject entities to increase total earning assets, retention of key personnel, operational/integration difficulties, and obtaining approvals by regulators. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission (“SEC”) could also impact current expectations. For more information about these factors please see the Company’s Annual Report on Form 10-K on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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